EXHIBIT 10.1


                              EMPLOYMENT AGREEMENT


     EMPLOYMENT AGREEMENT (this "Agreement") made as of the 24th day of May, 2005 by and between Ret. Gen. Larry Ellis ("Executive") and DHB Industries, Inc., a Delaware corproation (the "Company").

                                  [BACKGROUND]

     NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and sufficiency of which is acknowledged, the parties agree:

     1. TERM. The Company agrees to employ Executive, and Executive agrees to be employed by the Company, subject to the terms and conditions of this Agreement, for the period commencing on May 24, 2005 (the "Effective Date") and terminating on the fifth anniversary of the Effective Date (the "Employment Term"), unless earlier terminated as provided in Section 5.

     2.   EMPLOYMENT DUTIES.

          2.1 During the Employment Period, Executive shall be employed in the business of the Company and its Subsidiaries. Executive shall serve with the title of President, and agrees, if elected, to serve as a director and as President of the Company. Executive shall devote substantially all of his working time and efforts to the performance of duties under this Agreement.

          2.2 In performing duties hereunder, Executive shall be available for reasonable travel, as the needs of the business require. Executive shall be based in Westbury, New York, or otherwise in the Pompano Beach, Florida area.

     3.   COMPENSATION/BENEFITS.   In  consideration  of  Executive's   services
          hereunder, the Company shall provide Executive the following:

          3.1 BASE SALARY. During the Employment Period, the Executive shall receive an annual rate of base salary ("Base Salary") in an amount not less than $500,000.

          3.2 BONUSES. After the close of each fiscal year during the Employment Period, the Company shall review the performance of the Company and of Executive during the prior fiscal year, and the Company may provide Executive with additional compensation as a bonus if the Board, or any compensation committee thereof, in its discretion, determines that Executive's contribution to the Company warrants such additional payment and the Company's anticipated financial performance during the present period permits such payment. Bonuses shall be paid as a lump sum not later than sixty (60) days after the end of the Company's preceding fiscal year, provided Executive remains employed and has not given written notice of termination at the time such payment is due.

          3.3 VACATIONS. Executive shall be entitled to two (2) weeks of paid vacation per calendar year, provided however, that commencing on the second anniversary of this Agreement Executive shall be


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               entitled to three (3) weeks of paid  vacation per  calendar  year and, provided further, that commencing on the further anniversary of this Agreement, Executive shall be entitled to four (4) weeks of paid vacation per calendar year. Unused vacation shall not be carried over to any subsequent calendar year.

          3.4 RELOCATION EXPENSES. Executive shall be entitled to $10,000 to be applied to the expenses incurred by Executive in relocating form Atlanta, Georgia to Westbury, New York.

          3.5 STOCK WARRANT. To induce the Executive to enter into this Agreement, Executive shall be granted by the Company a warrant to purchase shares of common stock of the Company and Executive, in the form attached as SCHEDULE 3.5.

          3.6 OTHER BENEFITS. The Company shall provide to Executive such other benefits, including the right to participate in medical and other benefit plans, as are made generally available to executives of the Company from time to time.

     4.   EXPENSES/INDEMNIFICATION.

          4.1 EXPENSES. The Company shall reimburse Executive for the reasonable business expenses incurred by Executive in the course of performing his duties for the Company, upon submission of invoices, vouchers or other appropriate documentation, as may be required in accordance with the policies in effect from time to time for executive employees of the Company, which policies have been provided to Executive.

          4.2 AUTOMOBILE. The Company shall lease for Executive an automobile. The Executive shall be responsible for maintaining such automobile, at his own expense, with the same standard of care Executive applies to Executive's own property and as may be required under any applicable lease agreement.

          4.3 INDEMNITY. To the fullest extent permitted by law, the Company shall indemnify Executive with respect to any actions commenced against or involving Executive in his or her capacity as an officer, director, employee, agent or fiduciary or former officer, director, employee, agent or fiduciary of the Company, or any Subsidiary of the Company thereof for which Executive may render service in such capacity, whether by or on behalf of the Company, its shareholders or third parties, and the Company shall advance to Executive on a timely basis an amount equal to the fees and expenses incurred in defending such actions, after receipt of an itemized request for such advance, and an undertaking from Executive to repay the amount of such advance, with interest at a reasonable rate from the date of the request, as determined by the Company, if it shall ultimately be determined that Executive is not entitled (as a matter of law or by judicial determination) to be indemnified against such expenses. This indemnity shall survive any termination of employment under this Agreement and is in addition to and not in limitation of any other right to indemnification or exoneration to which the Executive is entitled at law, or under the governing charter documents of the Company. The Company agrees to use its best efforts to secure and maintain officers' and directors' liability insurance, including coverage for the Executive.

         Executive.


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     5.   TERMINATION; CHANGE OF CONTROL.

          5.1 AT-WILL EMPLOYMENT. Executive's employment hereunder is "at will" and may be terminated at any time, with or without cause, at the option of the Company, subject only to the obligations under the
               Section 5.2 below. Additionally, this Agreement may be terminated by Executive by delivering written notice to the Company in the manner specified below. Upon any termination hereunder, the Employment Period shall expire.

          5.2 RIGHTS UPON TERMINATION; PAYMENT OF BENEFITS EARNED THROUGH DATE OF TERMINATION. Upon any termination of Executive's employment during the Employment Period, Executive shall in all events be paid all accrued but unpaid Base Salary and all earned but unpaid compensation (vacation) earned through his Date of Termination (as defined below). Executive shall also retain all such rights with respect to vested equity-based awards as are provided under the circumstances under the applicable grant or award agreement, and shall be entitled to all other benefits which are provided under the circumstances in accordance with the provisions of the Company's generally applicable employee benefit plans, practices and policies and Executive shall have no further entitlements with respect thereto.

          5.3 NOTICE OF TERMINATION. Notice of termination of this Agreement or of any termination of Executive's employment (other than by reason of death) shall be communicated by written notice (a
               "Notice  of  Termination")   from  one  party  to  the  other  in
               accordance with this Section 5 and Section 6. "Date of Termination," with respect to any termination of Executive's employment during the Employment Period, shall mean the effective date of termination specified in the Notice of Termination.

          5.4 CHANGE OF CONTROL. If an Event of a Change in Control (as defined below) occurs during the Term, Executive shall be entitled to the following benefits: (i) the immediate vesting of all outstanding warrants and/or options to purchase shares of the Company's common stock and any such outstanding warrants and/or options held by the Employee shall remain exercisable through the end of the stated term thereof, (ii) a cash lump sum payment equal to four (4) months base salary payable at Executive's then current rate, (iii) medical benefits provided under Section 3.6 for a period of four (4) months commencing with the date of consummation of the Event of a Change in Control, and (iv) the ownership of any car provided to Employee shall be transferred to Employee. For purposes of this Agreement, an "Event of a Change in Control" shall mean (a) the sale, whether by way of merger, consolidation, or other disposition, of all or substantially all of the business and/or assets of the Company, (b) the sale by the then stockholders of the Company in a single transaction or in a series of related transactions of at least 50% of the outstanding voting shares of the Company; (c) an exchange by the then stockholders of the Company of their shares in a transaction that qualifies as a reorganization within the meaning of the Internal Revenue Code of 1986, as amended; or (d) the liquidation or dissolution of the Company, except that a liquidation or reorganization effected in a bankruptcy case by or against the Company under Title 11 of the United States Code, as well as any transactions carried out by or for the Company in connection with such bankruptcy liquidation or reorganization, shall not be an Event of a Change in Control.

     6. NOTICE. Any notice required or permitted hereunder shall be in writing and shall be deemed sufficient when given by hand or by nationally recognized overnight courier or by express, registered or certified


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          mail, postage prepaid, return receipt requested,  and addressed, if to the Company at 400 Post Avenue, Suite 303, Westbury, New York 11590, and if to Executive at the address set forth in the Company's records (or to such other address as may be provided by notice). Notice shall be effective three (3) days after it is delivered to any courier, or immediately if delivered in hand.

     7. MISCELLANEOUS. This Agreement and its schedules constitute the entire agreement between the parties concerning the subjects hereof and supersedes any and all prior agreements, term sheets or understandings. This Agreement may not be assigned by Executive, and may be assigned by the Company and shall be binding upon, and inure to the benefit of, the Company's successors and assigns. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise. Headings herein are for convenience of reference only and shall not define, limit or interpret the contents hereof.

     8. AMENDMENT. This Agreement may be amended, modified or supplemented by the mutual consent of the parties in writing, but no oral amendment, modification or supplement shall be effective. No waiver by either party of any breach by the other party of any condition or provision contained in this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by Executive or an authorized officer of the Company, as the case may be.

     9. SEVERABILITY. The provisions of this Agreement are severable. The invalidity of any provision shall not affect the validity of any other provision, and each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

     10. RESOLUTION OF DISPUTES; ENFORCEMENT. Any controversy or claim seeking equitable relief pursuant to this Agreement or any Schedule to this Agreement, all controversies and claims arising under or in connection with this Agreement or relating to the interpretation, breach or enforcement hereof and all other disputes between the parties in connection with the employment of the Executive shall be heard in the courts of the State of New York ("Court") which shall have exclusive jurisdiction of any and all such disputes and which shall apply the law specified in Section 15 below. Each party shall pay the cost of his or its own legal fees and expenses incurred in connection with any such litigation. No party to any such litigation shall be liable to the other for multiple, punitive, exemplary or consequential damages. All parties consent to the jurisdiction of the Court, and agree INTER ALIA that service may be had pursuant to the provisions of any "long-arm statute" so-called applicable to proceedings pending within such Court. Provided, disputes arising under SCHEDULE 3.5 shall be resolved pursuant to the express dispute resolution provisions of such agreements (if any there be).

     11. SURVIVORSHIP. The provisions of Section 10 of this Agreement shall survive Executive's termination of employment. Other provisions of this Agreement shall survive any termination of Executive's employment


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          to the extent  necessary to the intended  preservation of each party's respective rights and obligations.

     12. BOARD ACTION. Where an action called for under this Agreement is required to be taken by the Board of Directors, such action shall be taken by the vote of not less than a majority of the members then in office and authorized to vote on the matter.

     13. WITHHOLDING. All amounts required to be paid by the Company shall be subject to reduction in order to comply with applicable federal, state and local tax withholding requirements.

     14. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual or facsimile signature.

     15. GOVERNING LAW. This Agreement shall be construed and regulated in all respects under the internal laws of the State of New York, without regard to principles of conflict of laws.

     19. CAPTIONS. All captions are provided for convenience, do not form a part of this Agreement, and are not admissible for purposes of construction.


     IN WITNESS WHEREOF, this Agreement is entered into [under seal] as of the date and year first above written.



                                       DHB INDUSTRIES INC.

                                       By: /s/ JEROME KRANTZ
                                           _______________________________
                                           Name: Jerome Krantz
                                           Its:  Jerome Krantz
                                                 Compensation Committee

                                       /s/ LARRY R. ELLIS
                                       __________________________________
                                       Ret. Gen. Larry Ellis


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